Exhibit 16.1

August 29, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read Manhattan Bancorp’s statements included under Item 4.01 of Form 8-K, dated August 23, 2011, and we agree with such statements concerning our Firm.

/s/Vavrinek, Trine, Day and Co., LLP

Rancho Cucamonga, California